AMENDED AND RESTATED TRUST INDENTURE AND MORTGAGE 104
                      AMENDMENT NO. 1

          THIS AMENDED AND RESTATED TRUST INDENTURE AND MORTGAGE 104 AMENDMENT NO. 1 ("Amendment"), dated as of January 31, 1996, is between FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee (together with its successors and assigns under the Trust Agreement, the "Owner Trustee"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly stated herein, but solely as Loan Trustee hereunder (together with its successors and assigns hereunder, the "Loan Trustee").

RECITALS

          (A) The Owner Trustee and the Loan Trustee entered into the Trust Indenture and Mortgage 104 dated as of July 15, 1994 between the Owner Trustee and the Loan Trustee (the "Original Indenture"), (ii) the Owner Trustee and the Loan Trustee entered into the Trust Indenture and Mortgage 104 Supplement No. 1 (the "Supplement") dated July 29, 1994 to the Original Indenture, (iii) the Original Indenture and the Supplement were recorded by the Federal Aviation Administration on August 25, 1994 and were assigned Conveyance No. Q56550 and
(iv) the Owner Trustee and the Loan Trustee entered into the Amended and Restated Trust Indenture and Mortgage 104 dated as of December 22, 1995 (the "Trust Indenture") and (v) the Trust Indenture was filed with the Federal Aviation Administration on December 29, 1995.

          (B) Owner Trustee and Loan Trustee wish to amend the Trust Indenture as set forth below.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner Trustee and Loan Trustee hereby agree as follows:

AGREEMENT

          A. DEFINITIONS. Capitalized terms used but not defined herein shall have the respective meanings set forth or referred to in Article I of the Trust Indenture.

          B. INDENTURE AMENDMENTS. Lessor and Lessee agree that, effective as of the date hereof, the Trust Indenture is hereby amended as follows:

          (1) Amendment to Provisions Pertaining to the Issuance and Terms of the
          Notes.

          Section 2.02 of the Trust Indenture is hereby amended by deleting the third paragraph thereof in its entirety and substituting the following new paragraph in lieu thereof:

               The Owner Trustee agrees to pay to the Loan
          Trustee for distribution in accordance with Section
          3.04 hereof (a) any and all indemnity amounts received by the Owner Trustee which are payable by the Lessee to
          (i) the Loan Trustee in its individual capacity, (ii) the Note Holders, (iii) the Subordination Agent, (iv) the Liquidity Provider and (v) the Pass Through Trustees, in each case pursuant to Section 10 of the Participation Agreement, (b) the Owner Trustee's pro rata share of the excess of (i) any amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder) and the related fee letter between the Subordination Agent as borrower and the Liquidity Provider and any amounts owed to the Liquidity Provider under each "Refunding Agreement" (as such term is defined in each of the Operative Leases), over (ii) any "Investment Earnings" on amounts on deposit in any "Cash Collateral Account" (as such terms are defined in the Intercreditor Agreement), and (c) any and all amounts received by the Owner Trustee which are payable by Lessee under clause
          (c), (e) or (f) of the definition of Supplemental Rent. As used herein, "Owner Trustee's pro rata share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Equipment Notes and the denominator of which is the aggregate principal balance then outstanding of all "Equipment Notes" (as such term is defined in each of the Operative Leases).

          (2)  Amendments to Certain Payments Provision.

          (a) Section 3.04(b) of the Trust Indenture is hereby amended by deleting it in its entirety and substituting the following new Section 3.04(b) in lieu thereof:

               The Loan Trustee will distribute promptly upon receipt any indemnity payment received by it from the Owner Trustee or Lessee in respect of (i) the Loan Trustee in its individual capacity, (ii) any Note Holder, (iii) the Subordination Agent, (iv) the Liquidity Provider and (v) the Pass Through Trustees, in each case whether pursuant to Section 10 of the Participation Agreement or as Supplemental Rent, directly to the Person entitled thereto. Any payment received by the Loan Trustee under clause (b) of the third paragraph of Section 2.02 shall be distributed to the Subordination Agent to be distributed in accordance with the terms of the Intercreditor Agreement, and any payment received by the Loan Trustee under clause (c) of the third paragraph of Section 2.02 shall be distributed directly to the Persons entitled thereto.

           (3)    Amendment to Schedule I.

               Schedule I to the Trust Indenture is hereby replaced in its entirety by the revised Schedule I attached to this Amendment as Amended Schedule I.

          C. ENTIRE AGREEMENT. This Amendment is intended to be a complete and exclusive statement of the terms of the agreement of the parties hereto and supersedes any prior or contemporaneous agreements, whether oral or in writing with respect to the subject matter hereof.

          D. STATUS OF TRUST INDENTURE. This Amendment shall be construed in connection with, and as a part of, the Trust Indenture. The terms, conditions, covenants, representations, agreements, rights, remedies, powers and privileges set forth in the Trust Indenture, as modified hereby, are hereby confirmed in all respects by the parties hereto and shall continue in full force and effect.

          E. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, this Amendment has been executed on behalf of each of the parties as of the date first written above.

                              FIRST SECURITY BANK OF UTAH,
                              NATIONAL ASSOCIATION,
                               not in its individual capacity,
                               except as expressly provided
                               herein, but solely as Owner
                               Trustee, as Owner Trustee


                              By:____________________________
                                 Name:  Greg A. Hawley
                                 Title:  Assistant Vice-
                                          President


                              WILMINGTON TRUST COMPANY.,
                               as Loan Trustee


                              By:____________________________
                                 Name:  Bruce Bisson
                                 Title:  Vice President

                       AMENDED SCHEDULE I

                     Original Amount       Interest Rate
                     ---------------       -------------

Series A . . .

Series B . . .

Series C . . .

Series D . . .


           [Intentionally omitted from the version of
               this document filed with the FAA as
         containing confidential financial information]

                   Equipment Note Amortization


                            SERIES A

                                    Percentage of Original
        Payment Date                  Amount to be Paid
        ------------                ----------------------



           [Intentionally omitted from the version of
               this document filed with the FAA as
         containing confidential financial information]

                   Equipment Note Amortization


                            SERIES B

                                    Percentage of Original
            Payment Date              Amount to be Paid
            ------------            ----------------------



           [Intentionally omitted from the version of
               this document filed with the FAA as
         containing confidential financial information]

                   Equipment Note Amortization


                            SERIES C

                                    Percentage of Original
            Payment Date              Amount to be Paid
            ------------            ----------------------


           [Intentionally omitted from the version of
               this document filed with the FAA as
         containing confidential financial information]

                   Equipment Note Amortization


                            SERIES D


                                    Percentage of Original
            Payment Date              Amount to be Paid
            ------------            ----------------------

           [Intentionally omitted from the version of
               this document filed with the FAA as
         containing confidential financial information]